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EXHIBIT 16.1
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                        Forbush and Associates
                        1155 West Fourth Street, Suite 210
                        Reno, Nevada 89503
                        Phone (775) 337-6001 Cell (775) 771-5129
                        Fax (775) 337-6001
                        Email: danforbush@juno.com



May 14, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Part II, Item 5 of Form 10-QSB dated May 14, 2004, of SulphCo, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,


/s/ Daniel J. Forbush
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Daniel J. Forbush
Forbush and Associates
Certified Public Accountants